UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2007

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The following information is furnished pursuant to item 8.01, “Other Events.”

Murphy Oil Corporation’s wholly owned subsidiary, Murphy Oil USA, Inc. (Company), has entered into an agreement with Wal-Mart Stores, Inc. to purchase parcels of property which the Company currently leases from Wal-Mart for its Murphy USA® retail gasoline stations. The Company expects to incur capital expenditures of approximately $315 million during the 2007-2008 period associated with this purchase. In conjunction with this agreement, the Company plans to close up to 47 existing stations and will incur after-tax impairment and restoration costs of approximately $18 million in the second quarter of 2007. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

99.1	A news release dated May 3, 2007 announcing an agreement with Wal-Mart Stores, Inc. to purchase parcels of property which the Company currently leases from Wal-Mart is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Vice President and Controller

Date: May 4, 2007

Exhibit Index

99.1	Press release dated May 3, 2007, as issued by Murphy Oil Corporation.